Note                                                                     PNCBANK


$850,000.00                                                        June 12, 1998


FOR VALUE RECEIVED, Hydromer, Inc., a New Jersey Corporation (the "Borrower"), with an address at 35 Columbia Road, Branchburg, New Jersey 08876, promises to pay to the order of PNC Bank, National Association (the "Bank"), in lawful money of the United States of America in immediately available funds at such location as the Bank may designate from time to time, the principal sum of Eight Hundred Fifty Thousand Dollars ($850,000.00), together with interest accruing on the outstanding principal balance from the date hereof as provided below:

     Initially, the Loan will be repaid in monthly payments of principal in the sum of Four Thousand Seven Hundred Twenty-Two Dollars and Twenty-Two Cents ($4,722.22), plus interest at the fixed rate of eight percent (8.0%%) per annum beginning with the payment due on July 1, 1998 and on the first day of each and every month thereafter until June 1, 2003. Subject to the Call Options set forth below, on June 1, 2003 and June 1, 2008 (collectively an "Interest Rate Adjustment Date") there will be an interest rate adjustment on the Loan at which time the interest rate on the Loan will be adjusted to a new rate equal to the higher of (i) the rate of interest set forth on the Closing Date, or (ii) two hundred (200) basis points over the Bank's fully absorbed five (5) year cost of funds on each respective Interest Rate Adjustment Date, as determined in Bank's sole discretion, rounded to the next highest one-eighth of one percent (0.125%), and the Loan will then continue to be repaid in monthly payments of principal in the sum of Four Thousand Seven Hundred Twenty-Two Dollars and Twenty-Two Cents ($4,722.22), plus interest at the new rate set forth on a respective Interest Rate Adjustment Date. Subject to the Call Options set forth below, and the interest rate adjustments set forth herein, the entire balance of principal and interest is due and payable in full on June 1, 2013 (the "Maturity Date"). This is a fifteen (15) year Loan with Call Options and two (2) interest rate adjustments on the fifth (5th) and tenth (10th) anniversaries of the Loan.

     The Bank shall have the right to call the Loan due and payable on the 5th anniversary of the first day of the month following the month in which the closing occurs, and at each 5th anniversary date thereafter, if in the sole and absolute opinion of the Bank, (i) there has been any material deterioration in the value of the Collateral or in the Borrower's financial condition, or (ii) the Borrower has not performed satisfactorily under the terms and conditions of the Loan Documents. If the Bank elects to exercise the Call Option, the Bank will notify the Borrower 120 days before the prescribed anniversary date and the Borrower will have the later of (1) 180 days from the Call Date, or (2) the anniversary date in question, to pay the Loan in full.

     Interest will be calculated on the basis of a year of 360 days for the actual number of days in each interest period. If any payment under this Note shall become due on a Saturday, Sunday or public holiday under the laws of the State where the Bank's office indicated above is located, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment. The Borrower hereby authorizes the Bank to charge the Borrower's deposit account at the Bank for any payment when due hereunder. Payments received will be applied to charges, fees and expenses (including attorneys' fees), accrued interest and principal in any order the Bank may choose, in its sole discretion.

Late Payments; Default Rate. If the Borrower fails to make any payment of principal, interest or other amount coming due pursuant to the provisions of this Note within ten (10) calendar days of the date due and payable, the Borrower also shall pay to the Bank a late charge equal to five percent (5.0%) of the amount of such payment. Such ten (10) day period shall not be construed in any way to extend the due date of any such payment. The late charge is imposed for the purpose of defraying the Bank's expenses incident to the handling of delinquent payments and is in addition to, and not in lieu of, the exercise by the Bank of any rights and remedies hereunder, under the other Loan Documents or under applicable laws, and any fees and expenses of any agents or attorneys which the Bank may employ. Upon maturity, whether by acceleration, demand or otherwise, and at the option of the Bank upon the occurrence of any Event of Default (as hereinafter defined) and during the continuance thereof, this Note shall bear interest at a rate per annum (based on a year of 360 days and actual days elapsed) which shall be five (5) percentage points (5.0%) in excess of the interest rate in effect from time to time under this Note but not more than the maximum rate allowed by law (the "Default Rate"). The Default Rate shall continue to apply whether or not judgment shall be entered on this Note.

Prepayment. Notwithstanding anything contained herein to the contrary, upon any prepayment by or on behalf of the Borrower (whether voluntary, on default or otherwise), the Bank may require, if it so elects, the Borrower to pay the Bank as compensation for the cost of being prepared to advance fixed rate funds hereunder an amount equal to the Cost of Prepayment. "Cost of Prepayment" means an amount equal to the present value, if positive, of the product of (a) the difference between (i) the yield, on the beginning date of the applicable interest period, of a U.S. Treasury obligation with a maturity similar to the applicable interest period minus (ii) the yield on the prepayment date, of a U.S. Treasury obligation with a maturity similar to the remaining maturity of the applicable interest period, and (b) the principal amount to be prepaid, and
(c) the number of years, including fractional years, from the prepayment date to the end of the applicable interest period. The yield on any U.S. Treasury obligation shall be determined by reference to Federal Reserve Statistical Release H.15(519) "Selected Interest Rates". For purposes of making present value calculations, the yield to maturity of a similar maturity U.S. Treasury obligation on the prepayment date shall be deemed the discount rate. The Cost of Prepayment shall also apply to any payments made after acceleration of the maturity of this Note while a Fixed Rate is in effect.

Other Loan Documents. This Note is issued in connection with a mortgage, loan agreement, guaranty and other loan documents, the terms of which are incorporated herein by reference (the "Loan Documents"), and is secured by the property described in the Loan Documents (if any) and by such other collateral as previously may have been or may in the future be granted to the Bank to secure this Note.

Events of Default. The occurrence of any of the following events will be deemed to be an "Event of Default" under this Note: (i) the nonpayment of any principal, interest or other indebtedness under this Note within ten (10) days of its due date; (ii) the occurrence of any event of default or default and the lapse of any notice or cure period under any Loan Document or any other debt, liability or obligation to the Bank of Borrower; (iii) the filing by or against Borrower of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding, or any assignment by Borrower for the benefit of creditors, or any levy, garnishment, attachment or similar proceeding is instituted against any property of Borrower held by or deposited with the Bank; (iv) a default with respect to any other indebtedness of Borrower for borrowed money, if the effect of such default is to cause or permit the acceleration of such debt; (v) the commencement of any foreclosure proceeding, execution or attachment against any collateral securing the obligations of Borrower to the Bank; (vi) the entry of a final judgment against Borrower and the failure of such Borrower to discharge the judgment within ten (10) days of the entry thereof; (vii) in the event that this Note is secured, the failure of any Borrower to provide the Bank with additional collateral if in the opinion of the Bank at any time or times, the market value of any of the collateral securing this Note or any guarantee has depreciated;
(viii) any material adverse change in the business, assets, operations, financial condition or results of operations of Borrower; (ix) any representation or warranty made by Borrower to the Bank in any Loan Document, or any other documents now or in the future securing the obligations of Borrower to the Bank, is false, erroneous or misleading in any material respect; or (x) the failure of Borrower to observe or perform any covenant or other agreement with the Bank contained in any Loan Document or any other documents now or in the future securing the obligations of Borrower to the Bank. Notwithstanding the foregoing, the Lender will provide the Borrower with a fifteen (15) day notice and opportunity to cure "Non-Monetary Defaults" (e.g. events of default other than payments of principal, interest, taxes, insurance, and other monetary payments), if such Non-Monetary Defaults are capable of being cured. Notice and opportunity to cure will not be necessary for a voluntary bankruptcy by the Borrower. In the event that the Non-Monetary Default is of such a nature that it cannot be cured within such fifteen (15) day period, and if the Borrower shall be diligently pursuing the cure of the Non-Monetary Default, then such period to cure shall be extended for a period not to exceed sixty (60) days.

Upon the occurrence of an Event of Default: (a) if an Event of Default specified in clause (iii) above shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder shall be immediately due and payable without demand or notice of any kind; (b) if any other Event of Default shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder, at the option of the Bank and without demand or notice of any kind may be accelerated and become immediately due and payable; (c) at the option of the Bank, this Note will bear interest at the Default Rate from the date of the occurrence of the Event of Default; and (d) the Bank may exercise from time to time any of the rights and remedies available to the Bank under the Loan Documents or under applicable law.

Right of Setoff. In addition to all liens upon and rights of setoff against the money, securities or other property of the Borrower given to the Bank by law, the Bank shall have, with respect to the Borrower's obligations to the Bank under this Note and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and the Borrower hereby assigns, conveys, delivers, pledges and transfers to the Bank all of the Borrower's right, title and interest in and to, all deposits, moneys, securities and other property of the Borrower now or hereafter in the possession of or on deposit with, or in transit to, the Bank whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to the Borrower. Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of the Bank, although the Bank may enter such setoff on its books and records at a later time.

Miscellaneous. No delay or omission of the Bank to exercise any right or power arising hereunder shall impair any such right or power or be considered to be a waiver of any such right or power or any acquiescence therein, nor shall the action or inaction of the Bank impair any right or power hereunder. The Borrower agrees to pay on demand, to the extent permitted by law, all costs and expenses incurred by the Bank in the enforcement of its rights in this Note and in any security therefor, including without limitation reasonable fees and expenses of the Bank's counsel. If any provision of this Note is found to be invalid by a court, all the other provisions of this Note will remain in full force and effect. The Borrower and all other makers and indorsers of this Note hereby forever waive presentment, protest, notice of dishonor and notice of non-payment. The Borrower also waives all defenses based on suretyship or impairment of collateral. If this Note is executed by more than one Borrower, the obligations of such persons or entities hereunder will be joint and several. This Note shall bind the Borrower and the heirs, executors, administrators, successors and assigns of the Borrower, and the benefits hereof shall inure to the benefit of Bank and its successors and assigns.

This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State of New Jersey. This Note will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State where the Bank's office indicated above is located, excluding its conflict of laws rules. The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court for the county or judicial district where the Bank's office indicated above is located, and consents that all service of process be sent by nationally recognized overnight courier service directed to the Borrower at the Borrower's address set forth herein and service so made will be deemed to be completed on the business day after deposit with such courier; provided that nothing contained in this Note will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

WAIVER OF JURY TRIAL. THE BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHTS THE BORROWER MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS NOTE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING

AND VOLUNTARY. THE BORROWER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE WAIVER OF JURY TRIAL, AND HAS BEEN ADVISED BY COUNSEL AS NECESSARY OR APPROPRIATE.

WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

ATTEST:                                Hydromer, Inc., a New Jersey Corporation

    /s/                                /s/
-----------------------------          -----------------------------------------
                                       Kenneth P. Brice, President and
                                       Chief Financial Officer

Mortgage and                                                             PNCBANK
Security Agreement

     THIS MORTGAGE AND SECURITY AGREEMENT (this "Mortgage") is made as of June 12, 1998, by Hydromer, Inc., a New Jersey Corporation, with an address of 35 Columbia Road, Branchburg, New Jersey 08876 (the "Mortgagor") in favor of PNC BANK, NATIONAL ASSOCIATION (the "Mortgagee"), with an address at 500 College Road East, Princeton, New Jersey 08540.

     WHEREAS, the Mortgagor is the owner of a certain tract or parcel of land known as 35 Industrial Parkway, in the Township of Branchburg, County of Somerset and State of New Jersey a/k/a Block 17, Lot 3.04 on the Tax Map and described in Exhibit A attached hereto and made a part hereof, together with the improvements now or hereafter erected thereon; and

     WHEREAS, the Mortgagor has borrowed from the Mortgagee, or is providing a guaranty of a borrowing from the Mortgagee, or is granting a lien pursuant to this Mortgage as collateral security for a borrowing from the Mortgagee, in an amount not to exceed the principal sum of Eight Hundred Fifty Thousand Dollars ($850,000.00) (the "Loan"), which Loan is evidenced by one or more promissory notes or guaranties in favor of the Mortgagee dated of even date with this Mortgage (the "Note");

     NOW, THEREFORE, for the purpose of securing the payment and performance of the following obligations (collectively called the "Obligations"):

     (A) the Loan, the Note and all other loans, advances, debts, liabilities, obligations, covenants and duties owing by the Mortgagor to the Mortgagee of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under any agreement, instrument or document, whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan or guarantee or in any other manner, whether arising out of overdrafts on deposit or other accounts or electronic funds transfers (whether through automatic clearing houses or otherwise) or out of the Mortgagee's non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, and any amendments, extensions, renewals or increases and all costs and expenses of the Mortgagee incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys' fees and expenses.

     (B) Any sums advanced by the Mortgagee or which may otherwise become due pursuant to the provisions of the Note or this Mortgage or pursuant to any other document or instrument at any time delivered to the Mortgagee to evidence or secure any of the Obligations or which otherwise relate to any of the Obligations (as the same may be amended, supplemented or replaced from time to time, the "Loan Documents").

The Mortgagor, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound hereby, does hereby give, grant, bargain, sell, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm unto the Mortgagee and does agree that the Mortgagee shall have a security interest in the following described property, all accessions and additions thereto, all substitutions therefor and replacements and proceeds thereof, and all reversions and remainders of such property now owned or held or hereafter acquired (the "Property"), to wit:

     (a) All of the Mortgagor's estate in the premises described in Exhibit A, together with all of the easements, rights of way, privileges, liberties, hereditaments, gores, streets, alleys, passages, ways, waters, watercourses, rights and appurtenances thereunto belonging or appertaining, and all of the estate, right, title, interest, claim and demand whatsoever of the Mortgagor therein and in the public streets and ways adjacent thereto, either in law or in equity (the "Land");

     (b) All the buildings, structures and improvements of every kind and description now or hereafter erected or placed on the Land, and all facilities, fixtures, machinery, apparatus, appliances, installations, machinery and equipment, including, without limitation, all building materials to be incorporated into such buildings, all electrical equipment necessary for the operation of such buildings and heating, air conditioning and plumbing equipment now or hereafter attached to, located in or used in connection with those buildings, structures or other improvements (the "Improvements");

     (c) All rents, issues and profits arising or issuing from the Land and the Improvements (the "Rents") including, but not limited to, the Rents arising or issuing from all leases and subleases now or hereafter entered into covering all or any part of the Land and Improvements (the "Leases"), all of which Leases and Rents are hereby assigned to the Mortgagee by the Mortgagor. The foregoing assignment shall be an absolute assignment of all of the Mortgagor's entire interest in the Rents. The foregoing assignment shall also include, without limitation, all fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels, or other lodging properties, and all cash or securities deposited under Leases to secure performance of lessees of their obligations thereunder, whether such cash or securities are to be held until the expiration of the terms of such leases or applied to one or more installments of rent coming due prior to the expiration of such terms. The foregoing assignment extends to Rents arising both before and after the commencement by or against the Mortgagor of any case or proceeding under any Federal or State bankruptcy, insolvency or similar law. The Mortgagor will execute and deliver to the Mortgagee, on demand, such assignments and instruments as the Mortgagee may require to confirm, maintain and continue the assignment hereunder;

     (d) All proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims;

     (e) And without limiting any of the other provisions of this Mortgage, the Mortgagor, as debtor, expressly grants unto the Mortgagee, as secured party, a security interest in all those portions of the Property which may be subject to the Uniform Commercial Code provisions applicable to secured transactions under the laws of any state, and the Mortgagor will execute and deliver to the Mortgagee on demand such financing statements and other instruments as the Mortgagee may require in order to perfect and maintain such security interest under the UCC on the aforesaid collateral.

     To have and to hold the same unto the Mortgagee, its successors and assigns, forever.

     Provided, however, that if the Mortgagor shall pay to the Mortgagee the Obligations, and if the Mortgagor shall keep and perform each of its other covenants, conditions and agreements set forth herein and in the other Loan Documents, then, upon the termination of all obligations, duties and commitments of the Mortgagor under the Obligations and this Mortgage, and subject to the provisions of Section 24 hereof, the estate hereby granted and conveyed shall become null and void.


1. Representations and Warranties. The Mortgagor represents and warrants to the Mortgagee that the Mortgagor has good and marketable title to an estate in fee simple absolute in the Land and Improvements and has all right, title and interest in all other property constituting a part of the Property, in each case free and clear of all liens and encumbrances, except as may otherwise be set forth on an Exhibit B hereto. This Mortgage is a valid and enforceable first lien on the Property (except as set forth on Exhibit B hereto), and the Mortgagee shall, subject to the Mortgagor's right of possession prior to an Event of Default, quietly enjoy and possess the Property. The Mortgagor shall preserve such title as it warrants herein and the validity and priority of the lien hereof and shall forever warrant and defend the same to the Mortgagee against the claims of all persons.

     2. Affirmative Covenants. Until all of the Obligations shall have been fully paid, satisfied and discharged the Mortgagor shall:

          a. Payment and Performance of Obligations. Pay or cause to be paid and perform all Obligations when due as provided in the Loan Documents.

          b. Legal Requirements. Promptly comply with and conform to all present and future laws, statutes, codes, ordinances, orders and regulations and all covenants, restrictions and conditions which may be applicable to the Mortgagor or to any of the Property (the "Legal Requirements").

          c. Impositions. Before interest or penalties are due thereon and otherwise when due, the Mortgagor shall pay all taxes of every kind and nature, all charges for any easement or agreement maintained for the benefit of any of the Property, all general and special assessments (including, without limitation, any condominium or planned unit development assessments, if any), levies, permits, inspection and license fees, all water and sewer rents and charges, and all other charges and liens, whether of a like or different nature, imposed upon or assessed against the Mortgagor or any of the Property (the "Impositions"). Within thirty (30) days after the payment of any Imposition, the Mortgagor shall deliver to the Mortgagee evidence acceptable to the Mortgagee of such payment. The Mortgagor's obligations to pay the Impositions shall survive the Mortgagee's taking title to the Property through foreclosure, deed-in-lieu or otherwise.

          d. Maintenance of Security. Use, and permit others to use, the Property only for its present use or such other uses as permitted by applicable Legal Requirements and approved in writing by the Mortgagee. The Mortgagor shall keep the Property in good condition and order and in a rentable and tenantable state of repair and will make or cause to be made, as and when necessary, all repairs, renewals, and replacements, structural and nonstructural, exterior and interior, foreseen and unforeseen, ordinary and extraordinary, provided, however, that no structural repairs, renewals or replacements shall be made without the Mortgagee's prior written consent. The Mortgagor shall not remove, demolish or alter the Property nor commit or suffer waste with respect thereto, nor permit the Property to become deserted or abandoned. The Mortgagor covenants and agrees not to take or permit any action with respect to the Property which will in any manner impair the security of this Mortgage.

     3. Leases. The Mortgagor shall not (I) execute an assignment or pledge of the Rents and/or the Leases other than in favor of the Mortgagee; (ii) accept any prepayment of an installment of any Rents prior to the due date of such installment; or (iii) enter into or amend any of the terms of any of the Leases without the Mortgagee's prior written consent. Any or all leases or subleases of all or any part of the Property shall be subject in all respects to the prior written consent of the Mortgagee, shall be subordinated to this Mortgage and to the rights of the Mortgagee and, together with any and all rents, issues or profits relating thereto, shall be assigned at the time of execution to the Mortgagee as additional collateral security for the Obligations, all in such form, substance and detail as is satisfactory to the Mortgagee in its sole discretion.

     4. Due on Sale Clause. The Mortgagor shall not sell, convey or otherwise transfer any interest in the Property (whether voluntarily or by operation of law),  or  agree  to do so,  without  the  Mortgagee's  prior  written  consent, including but not limited to (I) any sale, conveyance, assignment, or other transfer of (including installment land sale contracts), or the grant of a security interest in, all or any part of the legal and/or equitable title to the Property; (ii) any lease of all or any portion of the Property; or (iii) any sale, conveyance, assignment, or other transfer of, or the grant of a security interest in, any share of stock of the Mortgagor, except in favor of the Mortgagee. Any default under this paragraph shall cause an immediate acceleration of the indebtedness secured by the Note without any demand by the Mortgagee.

     5. Insurance. The Mortgagor shall keep the Property continuously insured, in an amount not less than the cost to replace the Property or an amount not less than eighty percent (80%) of the full insurable value of the Property, whichever is greater, against loss or damage by fire, with extended coverage and against other hazards as the Mortgagee may from time to time require. The Mortgagor shall also maintain comprehensive general public liability insurance, in an amount of not less than required by the Mortgagee, property damage and Workers' compensation insurance, builder's risk insurance with respect to any construction, or reconstruction and contractual liability insurance for obligations of the Mortgagor under the Leases, with an insurance company or companies satisfactory to the Mortgagee, and in such total amounts (other than the foregoing fire and extended coverage insurance) as the Mortgagee may require from time to time. Such insurance shall include protection for continuation of income for a period of twelve (12) months, in the event of any damage caused by the perils referred to above. All policies, including policies for any amounts carried in excess of the required minimum and policies not specifically required by the Mortgagee, shall be in form satisfactory to the Mortgagee, shall meet all coinsurance requirements of the Mortgagee, shall be maintained in full force and effect, shall be assigned to the Mortgagee, with premiums prepaid, as collateral security for payment of the Obligations, shall be endorsed with a standard mortgagee clause in favor of the Mortgagee and shall provide for at least thirty
(30) days notice of cancellation to the Mortgagee. Such insurance shall also name the Mortgagee as an additional insured under the comprehensive general public liability policy and the Mortgagor shall also deliver to the Mortgagee a copy of the replacement cost coverage endorsement. If the Property is located in an area which has been identified by any governmental agency, authority or body as a flood hazard area or the like, then the Mortgagor shall maintain a flood insurance policy covering the Property in an amount not less than the original principal amount of the Loan or the maximum limit of coverage available under the federal program, whichever amount is less.

     6. Rights of Mortgagee to Insurance Proceeds. In the event of loss, the Mortgagee shall have the exclusive right to adjust, collect and compromise all insurance claims, and the Mortgagor shall not adjust, collect or compromise any claims under said policies without the prior written consent of the Mortgagee. Each insurer is hereby authorized and directed to make payment under said policies, including return of unearned premiums, directly to the Mortgagee instead of to the Mortgagor and the Mortgagee jointly, and the Mortgagor appoints the Mortgagee as the Mortgagor's attorney-in-fact to endorse any draft therefor. All insurance proceeds may, at the Mortgagee's sole option, be applied to all or any part of the Obligations and in any order (notwithstanding that such Obligations may not then otherwise be due and payable) or to the repair and restoration of any of the Property under such terms and conditions as the Mortgagee may impose.

     7. Installments for Insurance. Taxes and Other Charges. The Mortgagor shall, if requested by the Mortgagee, pay to the Mortgagee monthly, an amount equal to one-twelfth (1/12) of the annual premiums for the insurance policies referred to hereinabove and the annual Impositions and any other item which at any time may be or become a lien upon the Property (the "Escrow Charges"). The amounts so paid shall be used in payment of the Escrow Charges so long as no Event of Default shall have occurred. No amount so paid to the Mortgagee shall be deemed to be trust funds, nor shall any sums paid bear interest. The Mortgagee shall have no obligation to pay any insurance premium or Imposition if at any time the funds being held by the Mortgagee for such premium or Imposition are insufficient to make such payments. Upon the occurrence of an Event of Default, the Mortgagee shall have the right, at its election, to apply any amount so held against the Obligations due and payable in such order as the Mortgagee may deem fit, and the Mortgagor hereby grants to the Mortgagee a lien upon and security interest in such amounts for such purpose.

     8. Condemnation. The Mortgagor, immediately upon obtaining knowledge of the institution of any proceedings for the condemnation or taking by eminent domain of any of the Property, shall notify the Mortgagee of the pendency of such proceedings. The Mortgagee may participate in any such proceedings and the Mortgagor shall deliver to the Mortgagee all instruments requested by it to permit such participation. Any award or compensation for property taken or for damage to property not taken, whether as a result of such proceedings or in lieu thereof, is hereby assigned to and shall be received and collected directly by the Mortgagee, and any award or compensation shall be applied, at the Mortgagee's option, to any part of the Obligations and in any order (notwithstanding that any of such Obligations may not then be due and payable) or to the repair and restoration of any of the Property under such terms and conditions as the Mortgagee may impose.

     9. Environmental Matters.

     a. For purposes of this Section 9, the term "Environmental Laws" shall mean all federal, state and local laws, regulations and orders, whether now or in the future enacted or issued, pertaining to the protection of land, water, air, health, safety or the environment. The term "Regulated Substances" shall mean all substances regulated by Environmental Laws, or which are known or considered to be harmful to the health or safety of persons, or the presence of which may require investigation, notification or remediation under the Environmental Laws. The term "Contamination" shall mean the discharge, release, emission, disposal or escape of any Regulated Substances into the environment.

     b. The Mortgagor represents and warrants (I) that no Contamination is present at, on or under the Property and that no Contamination is being or has been emitted onto any surrounding property; (ii) all operations and activities on the Property have been and are being conducted in accordance with all Environmental Laws, and the Mortgagor has all permits and licenses required under the Environmental Laws; (iii) no underground or aboveground storage tanks are or have been located on or under the Property; and (iv) no legal or administrative proceeding is pending or threatened relating to any environmental condition, operation or activity on the Property, or any violation or alleged violation of Environmental Laws. These representations and warranties shall be true as of the date hereof, and shall be deemed to be continuing representations and warranties which must remain true, correct and accurate during the entire duration of the term of this Mortgage.

     c. The Mortgagor shall ensure, at its sole cost and expense, that the Property and the conduct of all operations and activities thereon comply and continue to comply with all Environmental Laws. The Mortgagor shall notify the Mortgagee promptly and in reasonable detail in the event that the Mortgagor becomes aware of any violation of any Environmental Laws, the presence or release of any Contamination with respect to the Property, or any governmental or third party claims relating to the environmental condition of the Property or the conduct of operations or activities thereon. The Mortgagor also agrees not to permit or allow the presence of Regulated Substances on any part of the Property, except for those Regulated Substances (I) which are used in the ordinary course of the Mortgagor's business, but only to the extent they are in all cases used in a manner which complies with all Environmental Laws; and (ii) those Regulated Substances which are naturally occurring on the Property. The Mortgagor agrees not to cause, allow or permit the presence of any Contamination on the Property.

     d. The Mortgagee shall not be liable for, and the Mortgagor shall indemnify, defend and hold the Mortgagee and all of its officers, directors, employees and agents, and all of their respective successors and assigns harmless from and against all losses, costs, liabilities, damages, fines, claims, penalties and expenses (including, without limitation, reasonable attorneys', consultants' and contractors' fees, costs incurred in the investigation, defense and settlement of claims, as well as costs incurred in connection with the investigation, remediation or monitoring of any Regulated Substances or Contamination) that the Mortgagee may suffer or incur (including, without limitation, as holder of the Mortgage, as mortgagee in possession or as successor in interest to the Mortgagor as owner of the Property by virtue of a foreclosure or acceptance of a deed in lieu of foreclosure) as a result of or in connection with (I) any Environmental Laws (including, without limitation, the assertion that any lien existing or arising pursuant to any Environmental Laws takes priority over the lien of the Mortgage); (ii) the breach of any representation, warranty, covenant or undertaking by the Mortgagor in this
Section 9; (iii) the presence on or the migration of any Contamination or Regulated Substances on, under or through the Property; or (iv) any litigation or claim by the government or by any third party in connection with the environmental condition of the Property or the presence or migration of any Regulated Substances or Contamination on, under, to or from the Property.

     e. Upon the request of the Mortgagee, the Mortgagor shall execute and deliver an Environmental Indemnity Agreement satisfactory in form and substance to the Mortgagee, to more fully reflect the representations, warranties, covenants and indemnities of the Mortgagor with respect to the Environmental Laws.

     10.  Inspection of Property.  The  Mortgagee  shall have the right to enter upon the Property at any reasonable hour for the purpose of inspecting the order, condition and repair of the buildings and improvements erected thereon, as well as the conduct of operations and activities on the Property. The Mortgagee may enter the Property (and cause the Mortgagee's employees, agents and consultants to enter the Property), upon prior written notice to the Mortgagor, to conduct any and all environmental testing deemed appropriate by the Mortgagee in its sole discretion. The environmental testing shall be accomplished by whatever means the Mortgagee may deem appropriate, including, but not limited to, the taking of soil samples and the installation of ground water monitoring wells or other intrusive environmental tests. The Mortgagor shall provide the Mortgagee (and the Mortgagee's employees, agents and consultants) reasonable rights of access to the Property as well as such information about the Property and the past or present conduct of operations and activities thereon as the Mortgagee shall reasonably request.

     11. Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder: (a) any Event of Default (as defined in any of the Obligations); (b) any default under any of the Obligations that does not have a defined set of "Events of Default" and the lapse of any notice or cure period provided in such Obligations with respect to such default; (C) demand by the Mortgagee under any of the Obligations that have a demand feature; (d) the failure by the Mortgagor to perform any of its obligations under this Mortgage or under any Environmental Indemnity Agreement executed and delivered pursuant to Section 9(e) hereof; (e) falsity, inaccuracy or material breach by the Mortgagor of any written warranty, representation or statement made or furnished to the Mortgagee by or on behalf of the Mortgagor;
(f) an uninsured material loss, theft, damage, or destruction to any of the Property, or the entry of any judgment against the Mortgagor or any lien against or the making of any levy, seizure or attachment of or on the Property; (g) the failure of the Mortgagee to have a first priority mortgage lien on the Property;
(h) any indication or evidence received by the Mortgagee that the Mortgagor may have directly or indirectly been engaged in any type of activity which, in the Mortgagee's discretion, might result in the forfeiture of any property of the Mortgagor to any governmental entity, federal, state or local; (I) foreclosure proceedings are instituted against the Property upon any other lien or claim, whether alleged to be superior or junior to the lien of this Mortgage; (j) the failure by the Mortgagor to pay any Impositions as required under Section 2(C) hereof, or to maintain in full force and effect any insurance required under
Section 5 hereof; or (k) the filing by or against the Mortgagor of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding, or any assignment by the Mortgagor for the benefit of creditors.

     12. Rights and Remedies of Mortgagee. If an Event of Default occurs, the Mortgagee may, at its option and without demand, notice or delay, do one or more of the following:

          a. The Mortgagee may declare the entire unpaid principal balance of the Obligations, together with all interest thereon, to be due and payable immediately.

          b. The Mortgagee may (I) institute and maintain an action of mortgage foreclosure against the Property and the interests of the Mortgagor therein, (ii) institute and maintain an action on any instruments evidencing the Obligations or any portion thereof, and (iii) take such other action at law or in equity for the enforcement of any of the Loan Documents as the law may allow, and in each such action the Mortgagee shall be entitled to all costs of suit and attorneys' fees.

          c. The Mortgagee may, in its sole and absolute discretion: (I) collect any or all of the Rents, including any Rents past due and unpaid, (ii) perform any obligation or exercise any right or remedy of the Mortgagor under any Lease, or (iii) enforce any obligation of any tenant of any of the Property. The Mortgagee may exercise any right under this subsection
     (c), whether or not the Mortgagee shall have entered into possession of any of the Property, and nothing herein contained shall be construed as constituting the Mortgagee a "mortgagee in possession", unless the Mortgagee shall have entered into and shall continue to be in actual possession of the Property. The Mortgagor hereby authorizes and directs each and every present and future tenant of any of the Property to pay all Rents directly to the Mortgagee and to perform all other obligations of that tenant for the direct benefit of the Mortgagee, as if the Mortgagee were the landlord under the Lease with that tenant; immediately upon receipt of a demand by the Mortgagee to make such payment or perform such obligations. The Mortgagor hereby waives any right, claim or demand it may now or hereafter have against any such tenant by reason of such payment of Rents or performance of obligations to the Mortgagee, and any such payment or performance to the Mortgagee shall discharge the obligations of the tenant to make such payment or performance to the Mortgagor.

          d. The Mortgagee shall have the right, in connection with the exercise of its remedies hereunder, to the appointment of a receiver to take possession and control of the Property and/or to collect the Rents, without notice and without regard to the adequacy of the Property to secure the Obligations. The Mortgagee or a receiver, while in possession of the Property, shall have the right to make repairs and to make improvements necessary or advisable in its or his opinion to preserve the Property, or to make and keep them rentable to the best advantage, and the Mortgagee may advance moneys to a receiver for such purposes. Any moneys so expended or advanced by the Mortgagee or by a receiver shall be added to and become a part of the Obligations secured by this Mortgage.

     13. Application of Proceeds. The Mortgagee shall apply the proceeds of any foreclosure sale of, or other disposition or realization upon, or Rents or profits from, the Property to satisfy the Obligations in such order of application as the Mortgagee shall determine in its exclusive discretion.


     14. Mortgagee's Right to Protect Security. The Mortgagee is hereby authorized to do any one or more of the following, irrespective of whether an Event of Default has occurred: (a) appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of the Mortgagee hereunder; (b) purchase such insurance policies covering the Property as it may elect if the Mortgagor fails to maintain the insurance coverage required hereunder; and (C) take such action as the Mortgagee may determine to pay, perform or comply with any Impositions or Legal Requirements, to cure any Events of Default and to protect its security in the Property.

     15. Appointment of Mortgagee as Attorney-in-Fact. The Mortgagee, or any officer of the Mortgagee, is hereby irrevocably appointed attorney-in-fact for the Mortgagor (without requiring any of them to act as such), such appointment being coupled with an interest, to do any or all of the following: (a) collect the Rents after the occurrence of an Event of Default; (b) settle for, collect and receive any awards payable under Section 8 hereof from the authorities making the same; and (C) execute, deliver and file such financing statements and other instruments as the Mortgagee may require in order to perfect and maintain its security interest under the Uniform Commercial Code on any portion of the Property.

     16. Certain Waivers. The Mortgagor hereby waives and releases all benefit that might accrue to the Mortgagor by virtue of any present or future law exempting the Property, or any part of the proceeds arising from any sale thereon from attachment, levy or sale on execution, or providing for any stay of execution, exemption from civil process or extension of time for payment, and, unless specifically required herein, all notices of the Mortgagor's default or of the Mortgagee's election to exercise, or the Mortgagee's actual exercise of any option under this Mortgage or any other Loan Document. The Mortgagor waives all rights or defenses arising by reason of any "one action" or "anti-deficiency" law, or any other law which may prevent the Mortgagee from bringing any action against the Mortgagor, including a claim for deficiency to the extent the Mortgagee is otherwise entitled to a claim for deficiency, before or after the Mortgagee's commencement or completion of any foreclosure action or any other action to exercise its remedies hereunder or otherwise available at law or in equity.

     17. No Merger. There shall be no merger of the interest or estate created by this Mortgage with any other interest or estate in the Property at any time held by or for the benefit of the Mortgagee or any subsidiary or affiliate in any capacity, without the express prior written consent of the Mortgagee.

     18. Mortgage Secures Future Advances. This Mortgage is given for the purpose of creating a lien on real property in order to secure not only existing indebtedness, but also future advances, whether such advances are obligatory or to be made at the option of the Mortgagee, or otherwise, and whether made before or after default or maturity or other similar events, to the same extent as if such future advances were made on the date of the execution hereof, although there may be no advance made at the time of the execution hereof and although there may be no indebtedness outstanding at the time any advance is made. The types of future advances secured by and having priority under this Mortgage shall include, without limitation, (I) advances and readvances of principal under the Note or other Loan Documents and (ii) disbursements and other advances for the payment of taxes, assessments, maintenance charges, insurance premiums or costs relating to the Property, for the discharge of liens having priority over the lien of this Mortgage, for the curing of waste of the Property and for the payment of service charges and expenses incurred by reason of default and including late charges, attorneys' fees and court costs, together with interest thereon. The lien of this Mortgage, as to third persons with or without actual knowledge thereof, shall be valid as to all such indebtedness and future advances, from the date of recordation, to the extent permitted by the laws of the state in which the Property is situated. The total amount of the indebtedness secured by this Mortgage may decrease or increase from time to time, but the total unpaid principal balance at any one time shall not exceed the maximum principal amount of the Obligations.

     19. Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing and will be effective upon receipt if delivered personally to the Mortgagor or the Mortgagee, or if sent by facsimile transmission with confirmation of delivery, or by nationally recognized overnight courier service, to the address set forth above or to such other address as the Mortgagor or the Mortgagee may give to the other in writing for such purpose.

     20. Preservation of Rights. No delay or omission on the part of the Mortgagee to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power or any acquiescence therein, nor will the action or inaction of the Mortgagee impair any right or power arising hereunder. The Mortgagee's rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Mortgagee may have under other agreements, at law or in equity. The Mortgagee may exercise any one or more of its rights and remedies without regard to the adequacy of its security.

     21. Illegality. In case any one or more of the provisions contained in this Mortgage should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     22. Changes in Writing. No modification, amendment or waiver of any provision of this Mortgage nor consent to any departure by the Mortgagor therefrom, will in any event be effective unless the same is in writing and signed by the Mortgagee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Mortgagor in any case will entitle the Mortgagor to any other or further notice or demand in the same, similar or other circumstance.

     23. Entire Agreement. This Mortgage (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the Mortgagor and the Mortgagee with respect to the subject matter hereof.

     24. Survival; Successors and Assigns. This Mortgage will be binding upon and inure to the benefit of the Mortgagor and the Mortgagee and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Mortgagor may not assign this Mortgage in whole or in part without the prior written consent of the Mortgagee and the Mortgagee at any time may assign this Mortgage in whole or in part; and provided, further, that the rights and benefits under Sections 9, 10 and 26 hereof shall also inure to the benefit of any persons or entities who acquire title or ownership of the Property from or through the Mortgagee or through action of the Mortgagee (including but not limited to a foreclosure, sheriffs or judicial sale). The provisions of Sections 9, 10 and 26 hereof shall survive the termination, satisfaction or release of this Mortgage, the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure.

     25. Interpretation. In this Mortgage, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word "or" shall be deemed to include "and/or", the words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation". Section headings in this Mortgage are included for convenience of reference only and shall not constitute a part of this Mortgage for any other purpose. If this Mortgage is executed by more than one party as Mortgagor, the obligations of such persons or entities will be joint and several.

     26. Indemnity. The Mortgagor agrees to indemnify each of the Mortgagee, its directors, officers and employees and each legal entity, if any, who controls the Mortgagee (the "Indemnified Parties") and to hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, all fees of counsel with whom any Indemnified Party may consult and all expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party in connection with or arising out of the matters referred to in this Mortgage or in the other Loan Documents by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of the Mortgagor), whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Mortgagor, or
(b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority, which arises out of or relates to this Mortgage, any other Loan Document, or the use of the proceeds of the Loan; provided, however, that the foregoing indemnity agreement shall not apply to claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party's gross negligence or willful misconduct. The indemnity agreement contained in this Section shall survive the termination of this Mortgage, payment of any Loan and assignment of any rights hereunder. The Mortgagor may participate at its expense in the defense of any such action or claim.

     27. Governing Law and Jurisdiction. This Mortgage has been delivered to and accepted by the Mortgagee and will be deemed to be made in the State where the Mortgagee's office indicated above is located. This Mortgage will be interpreted and the rights and liabilities of the Mortgagor and the Mortgagee determined in accordance with the laws of the State where the Mortgagee's office indicated above is located, except that the laws of the State where the Property is located (if different from the State where such office of the Mortgagee is located) shall govern the creation, perfection and foreclosure of the liens created hereunder on the Property or any interest therein. The Mortgagor hereby irrevocably consents to the exclusive jurisdiction of any state or federal court for the county or judicial district where the Mortgagee's office indicated above is located, and consents that all service of process be sent by nationally recognized overnight courier service directed to the Mortgagor at the Mortgagor's address set forth herein and service so made will be deemed to be completed on the business day after deposit with such courier; provided that nothing contained in this Mortgage will prevent the Mortgagee from bringing any action, enforcing any award or judgment or exercising any rights against the Mortgagor individually, against any security or against any property of the Mortgagor within any other county, state or other foreign or domestic jurisdiction. The Mortgagor acknowledges and agrees that the venue provided above is the most convenient forum for both the Mortgagee and the Mortgagor. The Mortgagor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Mortgage.

     28. Waiver of Jury Trial. THE MORTGAGOR IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS MORTGAGE, ANY


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


DOCUMENTS   EXECUTED  IN  CONNECTION  WITH  THIS  MORTGAGE  OR  ANY  TRANSACTION
CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE MORTGAGOR ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

     29. Loan Subject to Modification. This Mortgage secures a loan which by its terms is subject to modification as defined in N.J.S.A. 46:9-8.1.

     30. True and Correct Copy. THE MORTGAGOR ACKNOWLEDGES THAT THE MORTGAGOR HAS RECEIVED, WITHOUT CHARGE, A TRUE AND CORRECT COPY OF THIS MORTGAGE.

The Mortgagor acknowledges that it has read and understood all the provisions of this Mortgage, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.


ATTEST:                                 Hydromer, Inc., a New Jersey Corporation

/s/ ILLEGIBLE                           /s/ Kenneth P. Brice
-------------------------------         ----------------------------------------
                                        Kenneth P. Brice, Vice President and
                                        Chief Financial Officer


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


                                  SCHEDULE "A"
                                LEGAL DESCRIPTION

ALL that tract or parcel of land and premises, situate, lying and being in the Township of Branchburg in the County of Somerset and State of New Jersey, more particularly described as follows:

BEGINNING at the most northerly corner of Lot 30, as shown on "Plan of Major Subdivision-Final Plat; Industrial Property of Herbert Vollers-Readington Road, situated in Branchburg Twp., Somerset County" dated September 1965, revised April 1967, which map was filed in the Somerset County Clerk's Office as Map No. 1139 and from said Beginning point running

1. South 66 degrees 06 minutes 44 seconds East, 531.87 feet along the southerly property line of the Central Railroad Company of New Jersey to a point and corner of Lot 3A as shown on the map herein referred to; thence

2. South 24 degrees 15 minutes West, 493.73 feet along line of Industrial Parkway; thence

3. North 65  degrees 45 minutes  West.  658.13  feet along  Industrial  Parkway;
thence

4. North 38 degrees 41 minutes 12 seconds East, 506.36 place of BEGINNING.

                                 ACKNOWLEDGMENT

STATE OF NEW JERSEY      :
                         :ss
COUNTY OF MIDDLESEX      :

     BE IT REMEMBERED that on June 12, 1998 before me, the subscriber, personally appeared Kenneth P. Brice, the Vice President and Chief Financial Officer of Hydromer, Inc., a New Jersey Corporation, and who, I am satisfied, is the person who executed the within instrument and he did acknowledge that he signed, sealed and delivered the same as such officer aforesaid and that the within instrument is the voluntary act and deed of such corporation made by virtue of a Resolution of its Board of Directors.

     Witnesseth my hand and seal.

                                                 /s/ Robert D. Frawley
                                         -------------------------------------
                                                   ROBERT D. FRAWLEY
                                                    ATTORNEY AT LAW
                                                  STATE OF NEW JERSEY


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